CERTIFICATE OF DESIGNATION
                       REGISTERED AGENT/REGISTERED OFFICE

         Pursuant to the provisions of Sections 607.0501 or 617.0501, Florida Statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered office/registered agent, in the State of Florida.

         1.       The name of the corporation is: CENTRAL GROUP, INC.
         2.       The name and address of the registered agent and office is:
                  DEBRA A. SAUER
                  2151 West Hillsboro Blvd., Suite 204
                  Deerfield Beach, Florida 33442.

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGlSTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISlONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.

                                    /s/ Debra A. Sauer
                                    ---------------------------
                                    DEBRA A. SAUER
                                    September 25,1997

FILED 97 SEP 26 PM 1:39
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

                                                                           FILED
                                                               98 SEP 15 AM 8:17
                                                              SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA

                            ARTICLES OF AMENDMENT TO

                          ARTICLES OF INCORPORATION OF

                               CENTRAL GROUP, INC.



TO:  Department of State
     Tallahassee, Florida 32314

Pursuant to Florida Statute ss.607.1006, this corporation adopts the following articles of amendment to its articles of incorporation:

FIRST:    The name of this corporation is: CENTRAL GROUP, INC.

SECOND: ARTICLE I is hereby deleted in its entirety and a new ARTICLE I is adopted as follows:

          "ARTICLE I

          THE NAME OF THE CORPORATION IS: FREFAX, INC."

THIRD:    The date of the above amendment's adoption is September 10,1998.

FOURTH:

          Prior to the adoption of this amendment, the board of directors proposed this amendment and recommended its adoption to the shareholders. After due notice provided to the shareholders according to the requirements of Florida Statute ss.607.0705, at a meeting of the shareholders on September 10,1998 the number of common stock votes cast, being the only class of stock of the corporation, was sufficient for approval of this amendment.

Signed this 14th day of September, 1998

                                                /s/ Debra A. Sauer
                                                ------------------------
                                                Debra A. Sauer
                                                President
                                                Chairman of the Board





                                      E-5